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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 17, 2000, except as to Note 15 which is as of May 5, 2000, relating to the consolidated financial statements of NRG Energy, Inc., and our report dated March 7, 2000 relating to the carve-out financial statements of Cajun Electric, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 23, 2000